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                                                                    EXHIBIT 10.4

                          STOCK RESTRICTION AGREEMENT

      This Stock Restriction Agreement ("Agreement") entered into on May 23, 2005 and effective the 16th day of March, 2005 by and among Trans-Industries, Inc., a Delaware corporation (the "Company"), Dale S. Coenen ("Coenen") and Duncan Miller ("Miller") (collectively, Coenen and Miller hereinafter may be referred to as the "Shareholders") is as follows; to wit:

                                    RECITALS

A. Coenen is the holder of record of 579,389 shares of the common stock of the Company ("Common Stock").

B. Coenen is or may be acquiring additional Common Stock pursuant to the Agreement for Management Succession, Resignation and Severance of CEO and Other Miscellaneous Matters, and the Stock Purchase Agreement thereunder.

C. Miller is the holder of record of 495,938 shares of the Common Stock of the Company.

D. The Company and Shareholders desire to secure the continuity of the management and business policies of the Company and to provide for certain restrictions with respect to the sale of Common Stock by the Shareholders.

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 I. DEFINITIONS

      The following definitions and interpretations will apply to the following terms used in this Agreement:

A. An "Affiliate" of a specified person means any other person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified person. For purposes of this definition, (a) "control" of any person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise and (b) an individual will be deemed to "control" (i) such individual's spouse, natural or adopted children or grandchildren or (ii) a trust for the benefit of any one or more of such individual, such individual's spouse, natural or adopted children or grandchildren.

B. "Coenen" means Dale S. Coenen, his Affiliates, agents, assigns, heirs or transferees.

C. "Company" means Trans-Industries, Inc., a Delaware corporation.

D. "Miller" means Duncan Miller, his Affiliates, agents, assigns, heirs or transferees.

E. "Notice" means written notice.

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F. "Shareholder" means (i) each person whose signature appears on a signature page to this Agreement and each person or entity who has signed, is obligated to sign, or may sign this Agreement from time to time; and (ii) any Affiliate, executor, administrator, guardian, custodian, trustee, receiver, or other legal representative of a person described in the foregoing clause who obtains legal or beneficial ownership of any shares of capital stock of the Company or the power to transfer or vote the same in the event of such a Person's death, disability or other incapacity.

G. "Shares" means shares of the Company's Common Stock, whether now or hereafter outstanding.

H. "Single Identifiable Beneficial Owner" means any single person or two or more persons when acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or dispensing of securities of the Company, as defined in Rule 13d-3 of the Securities Exchange Act of 1934.

I. "Transfer" means to sell, give, assign, pledge, bequeath, exchange, dispose of, hypothecate, or otherwise transfer whether by testamentary disposition, survivorship arrangement or otherwise, encumber in any respect, or grant any interest in (whether voluntarily or involuntarily or by operation of law and whether with or without consideration), and specifically includes all transfers upon divorce, in bankruptcy or by way of execution, seizure, or sale by legal process.

                          II. RESTRICTIONS ON TRANSFERS

A. Shareholders. No Shareholder shall Transfer any Shares now or hereafter held by him or her, except as permitted by this Agreement and in accordance with its terms.

B. Company. The Company shall not cause or permit the Transfer of any of the Shares to be made on its books unless the Transfer is permitted by this Agreement and has been made in accordance with its terms.

                       III. RESTRICTION ON SALE OF SHARES

A. Annual Restriction on Coenen. Coenen covenants and agrees not to Transfer in excess of One Hundred Sixty-Five Thousand (165,000) Shares of Common Stock in any single calendar year.

B. Annual Restriction on Miller. Miller covenants and agrees not to Transfer in excess of One Hundred Sixty-Five Thousand (165,000) Shares of Common Stock in any single calendar year.

C. Restrictions on Transfer to Identifiable Owner. Shareholders covenant and agree that they shall not, independently or together, sell to Single Identifiable Beneficial Owner in excess of One Hundred Thousand (100,000) Shares of Common Stock in any three-year period.

D. Transfer Pursuant To Rule 144 And Security Compliance. The Shareholders in the Company covenant and agree that they shall comply with all applicable securities laws and/or

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regulations, including all applicable state requirements and all obligations and conditions contained herein to be performed in a manner which is in compliance with such laws and regulations. Furthermore, the parties and the Company agree to comply with all applicable public information requirements of Rule 144(C)(1) and (B) at all times as Rule 144 is available for use by any Shareholder, the Company will furnish the Shareholder, after the Shareholder's request, with all information within the possession of the Company reasonably required for the preparation and filing of Form 144, if required. The parties further agree that any transfer or proposed transfer in violation of Rule 144 will be a prohibited transfer as defined above.

E. Restrictive Legends. All certificates representing any Shares of Common Stock subject to the provisions of this Agreement shall have endorsed on the legend:

            Any sale, assignment, transfer or other disposition of the Shares represented by this Certificate is restricted by and subject to the terms and provisions of a certain Stock Restriction Agreement effective as of the 16th day of March, 2005 between the registered holder hereof and the Corporation. A copy of said Agreement is on file with the Secretary of the Corporation.

                          IV. MISCELLANEOUS PROVISIONS

A. Counterparts; Signature Pages. This Agreement may be executed and delivered in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and with separate signature pages with the same effect as though all parties had executed and delivered the same original signature page.

B. Entire Agreement. This Agreement constitutes the exclusive statement of the agreement between the parties concerning the subject matter hereof, and supersedes all other agreements, oral or written, between the parties concerning such subject matter. All negotiations among the parties hereto are superseded by this Agreement, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof between the parties other than those expressly set forth herein.

C. Amendments; Waivers. No amendment or modification of this Agreement or any provision hereof, including the provisions of this sentence, will be effective or enforceable as against a party hereto unless made in a written instrument which specifically references this Agreement and which is signed by the party against whom enforcement of such amendment or modification is sought.

D. Binding Effect. This Agreement, when executed and delivered by both parties hereto, will be binding upon and will inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.

E. Third Parties. No provision of this Agreement is intended or may be construed to confer on any person, other than the parties hereto and their respective successors and assigns, any rights hereunder.

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F. Interpretation. In each place where it is used in this Agreement, the word
"including" is intended and shall be construed to mean "including but not limited to". The section ad paragraph headings in this Agreement are intended only for convenience of reference and shall be disregarded in interpreting the provisions of this Agreement. Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular.

G. Governing Law. This Agreement and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed entirely within Michigan and without regard to the conflicts-of-laws provisions thereof.

      IN WITNESS WHEREOF, and intending to be legally bound, Company, Coenen, and Miller have executed and delivered this Agreement.

                                        AGREED TO AND ACCEPTED BY
                                        THE COMPANY

Dated: May 23, 2005                     BY: /s/ Richard Solon
                                            ------------------------------
                                            RICHARD SOLON
                                        TITLE: Chief Operating Officer

                                        AGREED TO AND ACCEPTED BY:

Dated: May 9, 2005                      /s/ Dale S. Coenen
                                        ----------------------------------
                                        DALE S. COENEN

                                        AGREED TO AND ACCEPTED BY:

Dated: May 7, 2005                      /s/ Duncan Miller
                                        ----------------------------------
                                        DUNCAN MILLER

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